GREGORY M. WILSON
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373
Fax (509) 891-8382

Attorney for Petitioner

IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON

IN AND FOR THE COUNTY OF SPOKANE

In Re: SILVER HILL MINES, INC., a Washington Corporation,	Case No.: No. 07201328-2 ORDER FOR COURT ORDERED MEETING

It is hereby ORDERED:

1. The time, date and place for the 2007 Silver Hill Mines, Inc. Annual Meeting of Shareholders (the "Annual Meeting") will be as follows:

Time: 3:00 p.m.

Gregory M. Wilson
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373

Place: Principal Executive Offices of the Company or other suitable business location in the Spokane Valley.

Date: May 11, 2007

2. The votes represented at the Annual Meeting will constitute a quorum for action on all matters to be acted upon at the Annual Meeting.

3. The record date for determining shareholders entitled to notice and to vote will be the day before the first notice is delivered to the shareholders and setting the following matters to be considered at the Annual Meeting:

   i. Submit to a shareholder vote, the Election of a Board of Directors;

   ii. Submit to a shareholder vote, the proposed Amended and Restated Articles of Incorporation;

   iii Submit to a shareholder vote, such other matters as will properly come before the meeting.

4. Appointing Patrick Downey, C.P.A., as independent trustee, to vote the shares of the Company's Common Stock held by missing, lost or deceased shareholders.

5. Petitioner will mail a Notice to Corporation of Court-Ordered Annual Meeting to the registered office of the Corporation

DATED this 27th day of March, 2007.

RICHARD B. KAYNE
COMMISSIONER PROTEM

Judge/Court Commissioner

Gregory M. Wilson
Attorney at Law
18610 East 32nd Avenue
Greenacres, WA 99016
Tel. (509) 891-8373